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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
  (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
265 Turner Drive
Durango, Colorado 81303
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 17, 2007
To Our Shareholders:
     The 2007 Annual Meeting of Shareholders of Rocky Mountain Chocolate Factory, Inc. will be held on Friday, August 17, 2007, at 10:00 a.m. (local time), at The Doubletree Hotel, 501 Camino Del Rio, Durango, Colorado 81301 for the following purposes:
1.	To elect six directors to serve until the fiscal 2008 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2.	To approve the Company’s 2007 Equity Incentive Plan.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only holders of Common Stock of record at the close of business on June 28, 2007 will be entitled to notice of and to vote at the meeting or any adjournments thereof.
     Each shareholder, even though he or she now plans to attend the meeting, is requested to promptly mark, sign, date and return the enclosed Proxy in the envelope provided. Any shareholder present at the meeting may withdraw his or her Proxy and vote personally on each matter brought before the meeting.

By order of the Board of Directors

/S/ Virginia M. Perez

Virginia M. Perez Secretary
Durango, Colorado
June 28, 2007

SOLICITATION AND REVOCABILITY OF PROXIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. APPROVAL OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN
INFORMATION REGARDING CORPORATE GOVERNANCE, THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
NOMINATING COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
POLICIES AND PROCEDURES FOR APPROVING TRANSACTIONS WITH RELATED PERSONS
16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS
ANNUAL REPORT TO SHAREHOLDERS
HOUSEHOLDING
OTHER MATTERS AT THE MEETING
SHAREHOLDERS ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.
APPENDIX A
APPENDIX 1

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
265 Turner Drive
Durango, Colorado 81303
PROXY STATEMENT
Annual Meeting of Shareholders – August 17, 2007
SOLICITATION AND REVOCABILITY OF PROXIES
     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Rocky Mountain Chocolate Factory, Inc. (the “Company”) for use only at the Annual Meeting of the Company’s shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
     Each shareholder, even though he or she now plans to attend the meeting, is requested to promptly mark, sign, date and return the enclosed Proxy in the envelope provided. Any shareholder present at the meeting may withdraw his or her Proxy and vote personally on each matter brought before the meeting.
     It is anticipated that the Proxy Statement, together with the Proxies and the Company’s 2007 Annual Report on Form 10-K, will first be mailed to the Company’s shareholders on or about July 6, 2007. A person giving the enclosed Proxy has the power to revoke it at any time before it is exercised by (1) delivering written notice of revocation to the Secretary of the Company, (2) duly executing and delivering a Proxy for the Annual Meeting bearing a later date, or (3) voting in person at the Annual Meeting.
     The Company will bear the cost of this solicitation of Proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company’s Common Stock, par value $0.03 per share (the “Common Stock”). The Company’s officers, directors and other regular employees, without additional compensation, may solicit Proxies by mail, personal interview, telephone or telegraph. In addition, the Company intends to engage a proxy solicitor to assist in the solicitation process for a fee of up to approximately $15,000.
VOTING SECURITIES
     The close of business on June 28, 2007 has been fixed as the record date for the determination of holders of record of the Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, approximately 6,080,283 shares of the Common Stock were outstanding and eligible to be voted at the Annual Meeting.
     For each share of Common Stock held on the record date, a shareholder is entitled to one vote on all matters to be voted on at the Annual Meeting, except the election of directors.
     Shareholders have cumulative voting rights in the election of directors, and there is no condition precedent to the exercise of those rights. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of his or her shares multiplied by six, the number of directors to be elected, and he or she may cast all of those votes for a single nominee or divide them among any two or more nominees as he or she sees fit. It is the intention of the Proxy holders to exercise voting rights in order to elect the maximum number of nominees named below. An instruction on the Proxy to withhold authority to vote for any nominee will be deemed an authorization to vote cumulatively for the remaining nominees, unless otherwise indicated.
VOTING PROCEDURES
     The vote required for the election of directors is a plurality of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote thereon, provided a quorum is present. The vote required for the approval of any other item to be acted upon at the Annual Meeting is the affirmative vote of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting, provided a quorum is present. A quorum is established by the presence or representation at the Annual Meeting of the holders of a majority of the Company’s voting shares. Brokers who hold shares in street name have discretionary authority to vote on certain “routine” items even if they have not received instructions from the persons entitled to vote such shares. However, brokers do not have authority to vote on “nonroutine” items without such instructions. Such “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares) are counted as present and entitled to vote for purposes of determining whether a quorum is present but are not considered entitled to vote on any nonroutine matter to be acted upon. For matters requiring the affirmative vote of a plurality of the shares of Common Stock present or represented at the Annual Meeting, such as Proposal 1, broker non-votes would have no effect on the outcome of the vote. For matters requiring the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote, such as Proposal 2, broker non-votes would not be counted as among the shares entitled to vote with respect to such matters. Thus, the effect of any broker non-votes with respect to such matters would be to reduce the number of affirmative votes required to approve the proposals and the number of negative votes required to block such approval.
     Shareholders are not entitled to any rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon at the Annual Meeting, because, pursuant to Colorado law, the matters to be acted upon do not give rise to any such dissenters’ rights.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
SHAREHOLDER MATTERS
     The following table sets forth information, as of June 8, 2007, with respect to the shares of Common Stock beneficially owned (i) by each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) by each director or nominee for election as a director and each executive officer named in the Summary Compensation Table, and (iii) by all current directors and executive officers of the Company as a group. As of June 8, 2007, 6,067,654 shares of Common Stock were outstanding.
     The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.
     Common Stock not outstanding that is subject to options or conversion privileges is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or conversion privileges, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership		Percent of Class
Franklin E. Crail*	671,379	(1)	11.06%
Hodges Capital Management, Inc.	873,093	(6)	14.39%
Clyde Wm. Engle* et al.	63,313	(5)	1.04%
Bryan J. Merryman*	128,425	(3)	2.10%
Fred M. Trainor*	164,096	(2)	2.70%
Edward L. Dudley	89,514	(3)	1.46%
Gerald A. Kien*	80,160	(2)	1.32%
Lee N. Mortenson*	21,480	(2)	0.35%
Jay B. Haws	66,000	(3)	1.08%
Gregory L. Pope	131,723	(3)	2.14%
All executive officers and directors as a group (10 persons)	1,463,409	(4)	23.00%

*	Director

(1)	Mr. Crail’s address is the same as the Company’s address. Of the 671,379 shares indicated as being beneficially owned by Mr. Crail, 1,730 shares are owned beneficially by members of Mr. Crail’s immediate family. Mr. Crail disclaims beneficial ownership of the shares owned by his family members.

(2)	Includes shares that these directors have the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 2000 Nonqualified Stock Option Plan for Non-employee Directors (“Director’s Plan”) as follows: Mr. Trainor, 6,160 shares; Mr. Mortenson, 9,240 shares; and Mr. Kien, 15,400 shares.

(3)	Includes shares that these officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 1995 Stock Option Plan and the Company’s 2004 Stock Option Plan as follows: Mr. Dudley, 50,210 shares; Mr. Merryman, 45,100 shares; Mr. Haws, 32,500 shares; and Mr. Pope, 100,000 shares.

(4)	Includes 296,150 shares that officers and directors as a group have the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 1995 Stock Option Plan, Director’s Plan and the 2004 Stock Option Plan.

(5)	Of the 63,313 shares indicated as being beneficially owned by Mr. Engle, 54,073 shares are owned by members of Mr. Engle’s immediate family and 9,240 are shares that Mr. Engle has the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s Director’s Plan. Mr. Engle disclaims ownership of the shares owned by his family members.

(6)	Based solely on the information contained in a filing on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. Hodges Capital Management, Inc. reported beneficial ownership of 680,560 shares, which would be 11.22% of the class for purposes of this table, in a filing on Form 13F-HR, “Quarterly report filed by institutional managers, Holdings,” filed with the SEC for the calendar quarter ended March 31, 2007. The address of Hodges Capital Management, Inc. is 2905 Maple Ave., Dallas, Texas 75201.
PROPOSAL 1. ELECTION OF DIRECTORS
Nominees
     The Company’s Bylaws provide for no fewer than three or more than nine directors. The Board has previously fixed the current number of directors at six. Directors are elected for one year. Six directors will be elected at the Annual Meeting. All of the nominees are currently directors of the Company.
     Proxies will be voted, unless authority to vote is withheld by the shareholder, FOR the election of Messrs. Crail, Merryman, Kien, Mortenson, Trainor and Engle to serve until the 2008 Annual Meeting of Shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, Proxies may be voted for such other person or persons as shall be determined by the Proxy holders in their discretion. Shareholders may not vote for more than six persons for election as directors at the Annual Meeting.
     Set forth below is certain information concerning each nominee for election as a director:

Name	Positions With Company	Age	Director Since
Franklin E. Crail	Chairman of the Board, Chief Executive Officer and President	65	1982
Bryan J. Merryman	Chief Operating Officer, Chief Financial Officer, Treasurer and Director	46	1999
Gerald A. Kien	Director	75	1995
Lee N. Mortenson	Director	71	1987
Fred M. Trainor	Director	68	1992
Clyde Wm. Engle	Director	64	2000
     Franklin E. Crail. Mr. Crail co-founded the first Rocky Mountain Chocolate Factory store in May 1981. Since the incorporation of the Company in November 1982, he has served as its President and a director, and, from September 1981 to January 2000 as its Treasurer. He was elected Chairman of the Board in March 1986. Prior to founding the Company, Mr. Crail was co-founder and President of CNI Data Processing, Inc., a software firm which developed automated billing systems for the cable television industry.
     Bryan J. Merryman. Mr. Merryman joined the Company in December 1997 as Chief Financial Officer and Vice President — Finance. Since April 1999, Mr. Merryman has also served the Company as the Chief Operating Officer, as a Director, and since January 2000 as the Company’s Treasurer. Prior to joining the Company, Mr. Merryman was a principal in Knightsbridge Holdings, Inc. (a leveraged buyout firm) from January 1997 to December 1997. Mr. Merryman also served as Chief Financial Officer of Super Shops, Inc., a retailer and manufacturer of aftermarket auto parts from July 1996 to November 1997 and was employed for more than eleven years by Deloitte and Touche LLP, most recently as a Senior Manager.

     Gerald A. Kien. Mr. Kien became a director in August 1995. He retired in 1995 from his positions as President and Chief Executive Officer of Remote Sensing Technologies, Inc., a subsidiary of Envirotest Systems, Inc., a company engaged in the development of instrumentation for vehicle emissions testing located in Tucson, Arizona. Mr. Kien has served as a Director and as Chairman of the Executive Committee of Sun Electric Corporation since 1980 and as Chairman, President and Chief Executive Officer of Sun Electric until retirement in 1993.
     Lee N. Mortenson. Mr. Mortenson has served on the Board of Directors of the Company since 1987. Mr. Mortenson has been engaged in consulting and investment activities since July 2000, and was a Managing Director of Kensington Partners, LLC (a private investment firm) from June 2001 to April 2006. Mr. Mortenson has been President and Chief Executive Officer of Newell Resources LLC since 2002 providing management consulting and investment services. Mr. Mortenson served as President, Chief Operating Officer and a director of Telco Capital Corporation of Chicago, Illinois from January 1984 to February 2000. Telco Capital Corporation was principally engaged in the manufacturing and real estate businesses. He was President, Chief Operating Officer and a director of Sunstates Corporation from December 1990 to February 2000. Sunstates Corporation is a company primarily engaged in real estate development and manufacturing. Mr. Mortenson was a director of Alba-Waldensian, Inc. from 1984 to July 1999, and also served as its President and Chief Executive Officer from February 1997 to July 1999. Alba is principally engaged in the manufacturing of apparel and medical products.
     Fred M. Trainor. Mr. Trainor has served as a director of the Company since August 1992. Mr. Trainor is the founder, and since 1984 has served as Chief Executive Officer and President of, AVCOR Health Care Products, Inc., Fort Worth, Texas (a manufacturer and marketer of specialty dressings products). Prior to founding AVCOR Health Care Products, Inc. in 1984, Mr. Trainor was a founder, Chief Executive Officer and President of Tecnol, Inc. of Fort Worth, Texas (also a company involved with the health care industry). Before founding Tecnol, Inc., Mr. Trainor was with American Hospital Supply Corporation (AHSC) for 13 years in a number of management capacities.
     Clyde Wm. Engle. Mr. Engle has served as a director of the Company since January 2000. Mr. Engle is Chairman of the Board of Directors and Chief Executive Officer of Sunstates Corporation and Chairman of the Board of Directors, President and Chief Executive Officer of Lincolnwood Bancorp, Inc. (formerly known as GSC Enterprises, Inc.), a one-bank holding company, and Chairman of the Board and Chief Executive Officer of its subsidiary, Bank of Lincolnwood.
Recommendation of the Board of Directors
     The Board of Directors unanimously recommends that the shareholders vote FOR the election of the six nominees named above.
PROPOSAL 2. APPROVAL OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN
     The Board of Directors of the Company is seeking shareholder approval of the Rocky Mountain Chocolate Factory, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), which will replace the Company’s 2004 Stock Option Plan (the “2004 Plan”) and the Company’s 2000 Nonqualified Stock Option Plan for Nonemployee Directors (the “Director’s Plan”). On the effective date of the 2007 Plan, 300,000 new shares of Common Stock will be reserved for issuance under the 2007 Plan. In addition, up to an additional 85,340 shares of Common Stock previously reserved for issuance, but not subject to outstanding awards, under the 2004 Plan and Director’s Plan as of June 8, 2007 will cease to be available for issuance under the 2004 Plan and will instead become available for grant under the 2007 Plan. Up to an additional 403,296 shares of Common Stock subject to outstanding options under the 2004 Plan, the Company’s 1995 Stock Option Plan (the “1995 Plan”) and the Director’s Plan as of June 8, 2007 will become available for grant under the 2007 Plan in the future to the extent that such options expire or otherwise terminate without shares of Common Stock being issued pursuant to the options.
     Based on our estimated usage rate for these shares, we currently anticipate depleting the shares reserved under our existing equity compensation plans by the end of fiscal year 2011.
     In addition to reserving for issuance an additional 300,000 shares, the 2007 Plan also provides for a broader variety of equity incentive awards than the 2004 Plan, and includes updated provisions relating to performance goals and treatment of equity compensation in a change in control of the Company, among other things. In order to have an appropriate range of equity incentives to create incentives for our current management team and recruit, hire and retain the top talent that we will require to successfully execute the Company’ growth strategy, the Board believes that the Company must replace the 2004 Plan and the Director’s Plan with the 2007 Plan and reserve the additional 300,000 shares for issuance under the 2007 Plan.

     We anticipate that with the additional 300,000 shares for which we are seeking shareholder approval, we will have sufficient shares reserved for our equity compensation program through fiscal year 2011, and that we will need to seek shareholder approval for additional shares at the 2011 annual shareholders meeting.
     A copy of the 2007 Plan, as recommended for approval by the Compensation Committee of the Board of Directors of the Company, and approved by the Board of Directors of the Company on June 27, 2007, is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the 2007 Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.
     If the 2007 Plan is approved by our shareholders, the 2004 Plan and the Director’s Plan will be suspended, and no additional awards will be made under those plans. If the 2007 Plan as proposed is not approved by our shareholders, awards will continue to be made under the 2004 Plan and the Director’s Plan and those plans will remain in effect.
     As of June 8, 2007, approximately 35 of the Company employees were participating in the 2004 Plan. As of June 8, 2007, 403,296 shares of Common Stock were subject to outstanding options under the 1995 Plan, the 2004 Plan and the Director’s Plan.
Description of the 2007 Equity Incentive Plan
Purpose
     The purpose of the 2007 Plan is to attract, retain and motivate our employees, officers, directors and other service providers by providing them the opportunity to acquire a proprietary interest in our business and to link their interests and efforts to the long-term interests of our shareholders.
Administration
     The 2007 Plan will be administered by the Compensation Committee of our Board of Directors. The Committee’s authority to administer the plan includes, among other things, the power to select individuals to whom awards are granted, to determine the types of awards and the number of shares subject to each award, to set the terms, conditions and provisions of such awards, to cancel or suspend awards and to establish procedures pursuant to which the payment of any such awards may be deferred. The Committee may delegate to one or more of our officers, to the extent permitted by Colorado law, the right to grant awards with respect to participants who are not officers or directors.
Eligibility
     Awards may be granted under the 2007 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company or any related company. As of June 8, 2007, approximately 50 employees and officers were eligible to participate in the 2007 Plan.
Types of Awards
     The 2007 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options, (2) stock appreciation rights, (3) stock awards, restricted stock and stock units, (4) performance shares and performance units conditioned on meeting performance criteria, and (5) other stock or cash-based awards.
     Stock Options. Stock options entitle the holder to purchase a specified number of shares of our Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of stock options under the 2007 Plan must be at least 100% of the fair market value of our Common Stock on the grant date. The Committee will fix the term of each option. Each option will be exercisable at such time or times as determined by the Committee. Options may be exercised, in whole or in part, by payment in full of the purchase price either in cash, delivery of shares of Common Stock or delivery of other consideration, or by any combination of cash, stock and other consideration as may be determined by the Committee. Options may also be exercised by means of a broker-assisted cashless exercise.
     After termination of service, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than cause, death or disability and (ii) one year following his or her termination due to death or disability. If a participant is terminated for cause, options generally will automatically expire. If a participant dies after termination of service but while an option is still exercisable, the portion of the option that was vested and exercisable as of the date of termination will generally expire on the one-year anniversary of the participant’s death. In no event may an option be exercised later than the expiration of its term.
     Stock Appreciation Rights (“SARs”). SARs may be granted alone (“freestanding”) or in addition to other awards and may, but need not, relate to a specific option granted under the 2007 Plan. Upon exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The Committee may impose any conditions or restrictions on the exercise of an SAR as it deems appropriate; however, under the 2007 Plan the grant price of a freestanding SAR generally will not be less than the fair market value of a share of Common Stock on the date of grant, and the term will not be more than ten years. Payment upon exercise of an SAR will be in cash, stock, other property or any combination of cash, stock or other property as determined by the Committee and set forth in the instrument evidencing the award. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the option has been exercised.
     Stock Awards, Restricted Stock and Stock Units. Awards of shares of stock, or awards designated in units of stock, may be granted under the 2007 Plan. These awards may be made subject to forfeiture restrictions at the Committee’s discretion, and the Committee may waive any such restrictions at any time in its sole discretion. Until the lapse of any such restrictions, recipients may not dispose of their restricted stock. Upon termination of employment during the restriction period, all shares of restricted stock still subject to restriction will be forfeited, subject to any exceptions that may be authorized by the Committee.
     Performance Awards. Performance awards may be in the form of performance shares, which are units valued by reference to shares of stock, or performance units, which are units valued by reference to property other than stock. Performance shares or performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Committee, and the amount of any payment may be adjusted on the basis of such further consideration as the Committee determines. Performance awards may be paid entirely in cash, stock or other property, or in any combination of those, at the discretion of the Committee.
     Other Stock- or Cash-Based Awards. The Committee is also authorized to grant to participants under the 2007 Plan, either alone or in addition to other awards granted under the 2007 Plan, incentives payable in cash or in shares of Common Stock subject to terms and conditions determined by the Committee.
Shares Subject to the 2007 Plan
     Number of Shares Reserved for Issuance. The 2007 Plan authorizes the issuance of up to 300,000 shares of Common Stock, plus up to an additional 85,340 shares that were previously reserved for issuance, but not subject to outstanding options, under the 2004 Plan or the Director’s Plan. In addition, up to 403,296 shares of Common Stock subject to outstanding options under the 2004 Plan , the 1995 Plan or the Director’s Plan will be reserved and become available for issuance under the 2007 Plan to the extent such shares of Common Stock are not issued pursuant to such options or are forfeited pursuant to such restricted stock awards. Shares of Common Stock covered by an award granted under the 2007 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2007 Plan that are forfeited, settled for cash or otherwise terminated, and shares withheld by or tendered in connection with the exercise of an option or other award granted under the 2007 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards, will become available for issuance under the 2007 Plan. Awards made or adjusted to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2007 Plan. The shares of stock deliverable under the 2007 Plan will consist of authorized and unissued shares. The Committee may adjust the aggregate number of shares or the number of shares subject to awards under the plan in the event of a change affecting shares of our Common Stock, such as stock dividends, recapitalization, reorganization or mergers.
     Limitations on Use of Shares Subject to the 2007 Plan. The 2007 Plan contains limitations on the number of shares of Common Stock that may be awarded in any one year to certain participants, and on the aggregate maximum number of shares of Common Stock that can be awarded under certain types of awards. The Committee may not make awards under the 2007 Plan to any single participant who is a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) in any calendar year that relate to more than 100,000 shares of Common Stock, except that the Committee may make an additional one-time award to a newly hired or promoted covered employee relating to up to 100,000 shares of Common Stock. In addition, the Committee may not grant performance units to any single covered employee in any one calendar year with a maximum dollar value greater than $1.6 million. Under the 2007 Plan, the Committee may only make awards that do not have performance goals, or are not granted in lieu of performance-based bonuses or are subject only to time-based restrictions of less than three years’ duration, with respect to up to 50% of the maximum aggregate number of shares reserved for issuance under the 2007 Plan.
Nonassignability of Awards
     Unless the Committee determines otherwise, no award granted under the 2007 Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, by designation of a beneficiary in a manner established by the Committee or by the laws of descent and distribution. Each award may be exercisable, during the participant’s lifetime, only by the participant, or, if permissible under applicable law, by the participant’s guardian or legal representative.
Term, Termination and Amendment
     Unless earlier terminated by the Board of Directors or the Committee, the 2007 Plan will terminate on August 17, 2017. The Board of Directors or the Committee may generally amend, alter, suspend, discontinue or terminate all or a portion of the 2007 Plan at any time, as long as the rights of a participant are not materially impaired, without the participant’s consent, subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rule or regulatory requirements or, as determined by the Committee, to qualify with tax requirements. The Committee may amend the terms of any award granted, prospectively or retroactively, but cannot materially impair the rights of any participant without the participant’s consent. The Committee may not reprice options or SARs without shareholder approval. Also, generally, no change or adjustment may be made to an outstanding incentive stock option, without the consent of the participant, that would cause the incentive stock option to fail to continue to qualify as an incentive stock option under the Code.
Performance-Based Compensation Under Section 162(m)
     Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, the Committee determines the terms and conditions of awards. If the Committee intends to qualify an award as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals it may choose include any or all of the following or any combination: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings before income taxes, depreciation and amortization; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics; same store sales; same store pounds purchased; any individual performance objective measured solely in terms of quantitative targets related to the Company, or its business; or any increase or decrease of one or more of the foregoing over a specified period. Performance goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Performance goals may relate to the performance of the Company, any subsidiary, any portion of the business, product line or any combination, relative to a market index, a group of companies (or their subsidiaries, business units or product lines), or a combination, all as determined by the Committee. The Committee shall have absolute discretion to reduce the amount of the award payable to any participant for any period below the maximum award determined based on the attainment of performance goals. The Committee may decide not to pay any such award to a participant for a period, based on such criteria, factors and measures as the Committee in its sole discretion may determine, including, but not limited to, individual performance and the financial and other performance of the Company, or a subsidiary or other business unit.
Company Transaction and Change in Control
     Restrictions on awards granted under the 2007 Plan will terminate in certain circumstances that constitute a change in control or a merger, stock or asset sale or similar company transaction that does not involve a related party.
     Change in Control. Under the 2007 Plan, a change in control of the Company means the occurrence of any of the following events:
•	An acquisition of beneficial ownership of 30% or more of either (a) the then outstanding shares of Common Stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or a related party transaction.
•	A change in the composition of our Board of Directors during any two-year period such that the incumbent Board members cease to constitute at least a majority (not including directors whose election was approved by more than half of the incumbent Board).
     Under the 2007 Plan, to maintain all of the participants’ rights in the event of a change in control of the Company (as described below), unless the Committee determines otherwise with respect to a particular award:
•	Any options and stock appreciation rights become fully exercisable and vested to the full extent of the original grant.

•	Any restrictions and deferral limitations applicable to any restricted stock or stock units lapse.

•	All performance shares and performance units will be earned and payable in full at target levels, and any deferral or other restrictions lapse and such performance shares and performance units will be immediately settled or distributed.

•	Any restrictions and deferral limitations and other conditions applicable to any other awards lapse, and such other awards become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.
     The Committee can provide a cash-out right for awards in connection with a change in control.
     Company Transaction. Under the 2007 Plan, a company transaction means the consummation of any of the following:
•	a merger or consolidation of the Company with or into any other company or other entity;

•	a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities; or

•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’ assets.
     Under the 2007 Plan, a related party transaction means a company transaction pursuant to which:
•	the beneficial ownership of the Company or the resulting company remains the same with respect to at least 50% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to such company transaction;

•	no entity (other than the Company or an affiliate) will beneficially own 30% or more of the outstanding shares of Common Stock of the resulting company or the voting power of the outstanding voting securities; and

•	our incumbent board will, after the company transaction, constitute at least a majority of the board of the company resulting from such company transaction.
     Under the 2007 Plan, to maintain all of the participants’ rights in the event of a company transaction that is not a change in control or a related party transaction, unless the Committee determines otherwise at the time of grant with respect to a particular award or elects to cashout awards:
•	All outstanding awards (other than performance awards) become fully and immediately exercisable, and any restrictions or forfeiture provisions lapse, immediately prior to the company transaction, unless such awards are converted, assumed or replaced by the successor company.

•	Performance awards earned and outstanding become payable in full at target levels, and deferrals or other restrictions not waived by the Committee shall remain in effect.

U.S. Federal Income Tax Consequences
     The following briefly describes the U.S. federal income tax consequences of the 2007 Plan generally applicable to the Company and to participants who are U.S. citizens.
Stock Options
     Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.
     Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price, increased by the amount of ordinary income, if any, the participant recognized.
     With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights
     A participant generally will not recognize taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a participant generally will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.
Restricted Stock Awards
     Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to us by the participant for the shares. However, no later than 30 days after a participant receives a restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to us by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Awards and Other Stock Unit Awards
     A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to us by the participant with respect to the award. The tax consequences of other stock unit awards will depend upon the specific terms of each award.
Tax Consequences to the Company
     In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code.
Tax Withholding
     We are authorized to withhold from any award granted or payment due under the 2007 Plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Committee is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of shares of our stock or by directing us to retain stock otherwise deliverable in connection with the award.
Other Information
     A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2007 Plan are discretionary. The closing price of our Common Stock, as reported on the Nasdaq Global Market on June 8, 2007, was $15.78 per share.
Recommendation of the Board of Directors
     The Board of Directors unanimously recommends that the shareholders vote FOR approval of the Company’s 2007 Equity Incentive Plan.
     The following table provides information with respect to the Company’s equity compensation plans as of February 28, 2007.
Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities to		future issuance under equity
	be issued upon exercise of	Weighted average exercise	compensation plans
	outstanding options,	price of outstanding	(excluding securities
	warrants and rights	options, warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	419,087	$10.29	97,660 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	419,087	$10.29	97,660 (1)

(1)	Consists of shares under the Company’s equity compensation plans as follows: 28,380 shares under the 2004 Plan; and 69,280 shares under the Director’s Plan. Shares reserved for issuance under these plans may be issued as stock options. The Director’s Plan provides for automatic grants of nonqualified stock options covering a maximum of 266,400 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company. The Director’s Plan provides that, during the term of the Director’s Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 3,080 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each year following adoption of the Director’s Plan, on a date established by the Compensation Committee, during the term of the Director’s Plan, options to purchase 3,080 shares of common stock shall be granted automatically to each nonemployee director, if any, who is serving the Company as a director on such date. Each nonemployee director’s option may be exercised in full beginning on the vesting date as determined by the Compensation Committee and ending five years after such vesting date, unless the option expires sooner due to termination of service or death.
INFORMATION REGARDING CORPORATE GOVERNANCE, THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
     Nasdaq Rule 4350(c) requires that a majority of the Board of Directors must be comprised of “independent directors” as defined in Nasdaq Rule 4200. The Board of Directors has determined that Gerald A. Kien, Lee N. Mortenson, Fred M. Trainor and Clyde Wm. Engle are each “independent directors” under Nasdaq Rule 4200.
     During the last fiscal year, the Company’s Board of Directors held four meetings. Each director attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board on which he served, during the period he was a director, except that Mr. Trainor attended 80% and Mr. Engle attended 75% of such meetings. The Company has no policy with regard to directors serving on the Board attending the annual meeting. Mr. Crail and Mr. Merryman, the Company’s two employee-directors, attended last year’s annual meeting.
     No family relationships exist between any director or executive officer and any other director or executive officer of the Company.
     The Company has adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In addition, in accordance with Nasdaq Rule 4350(n), the Company has adopted a Code of Conduct applicable to all officers, directors and employees of the Company. The text of the Code of Ethics and the Code of Conduct is posted on the Company’s website at www.rmcf.com.
Committees and Meetings
     The Board of Directors has a standing Nominating Committee, Compensation Committee and Audit Committee.
Audit Committee: 4 meetings in Fiscal 2007

Members:	Lee N. Mortenson*
Fred M. Trainor*
Gerald A. Kien*

Responsibilities:	Assists the full Board;
Oversight of the Company’s accounting and financial reporting principles and policies and internal controls and procedures;
Oversight of the Company’s financial statements and the independent audit thereof;
Selecting, evaluating and, where deemed appropriate, replacing the independent auditors; and
Evaluating the independence of the independent auditors.

*	The Board of Directors has determined that Gerald A. Kien, Lee N. Mortenson and Fred M. Trainor are all “independent directors” under applicable Nasdaq and SEC rules applicable to Audit Committee members.
     The Board of Directors has determined that Lee N. Mortenson is a “financial expert” as defined in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and thus possesses “financial sophistication” as that term is defined by Nasdaq Rule 4350(d). The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available under Corporate Governance on the Investor Relations page of the Company’s website at www.rmcf.com.
     If the nominees identified above are elected to serve as directors for fiscal 2008, the 2008 Audit Committee will consist of: Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor.

Compensation Committee: 1 meeting in Fiscal 2007

Members:	Lee N. Mortenson*
Fred M. Trainor*
Gerald A. Kien*

Responsibilities:	Assists the full Board;
Approving remuneration arrangements for the Company’s executive officers;
Approving and administering grants of stock options under the Director’s Plan;
Approving and administering grants of stock options under the 2004 Plan.

*	The Board of Directors has determined that Gerald A. Kien, Lee N. Mortenson and Fred M. Trainor are all “independent directors,” “outside directors” and “non-employee directors” under applicable Nasdaq and SEC rules.
     The Compensation Committee has full authority delegated to it by the Board of Directors to determine compensation for the Company’s executive officers and directors. Under applicable corporate laws and regulations, the Compensation Committee may delegate its duties, but did not do so during fiscal year 2007 and does not intend to do so in the future. The Compensation Committee determines compensation for the Company’s executive officers based on recommendations from the Company’s Chief Executive Officer and Chief Financial Officer. The Chief Executive Officer is not present during voting or deliberation on his own compensation. The Compensation Committee has not historically used compensation consultants in connection with its performance of its duties. The Compensation Committee does not have a written charter.
     If the nominees identified above are elected to serve as directors for fiscal 2008, the 2008 Compensation Committee will consist of: Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor.
Nominating Committee: 1 meeting in Fiscal 2007

Members:	Lee N. Mortenson*
Fred M. Trainor*
Gerald A. Kien*

Responsibilities:	Assists the full Board;
Identifying individuals qualified to become members of the Board of Directors;
Approving and recommending to the full Board director candidates.

*	The Board of Directors has determined that Gerald A. Kien, Lee N. Mortenson and Fred M. Trainor are all “independent directors” under applicable Nasdaq rules.
     The Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the Nominating Committee Charter is available under Corporate Governance on the Investor Relations page of the Company’s website at www.rmcf.com.
     If the nominees identified above are elected to serve as directors for fiscal 2008, the 2008 Nominating Committee will consist of: Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor.
Shareholder Communications With the Board of Directors
     The Board of Directors has adopted a Policy on Shareholder Communications with the Board of Directors in order to facilitate shareholder communications with the Board of Directors. Under the Policy, shareholders are encouraged to contact the Board of Directors or any individual director or group of directors in writing by sending communications to Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303; Attn: Corporate Secretary, Shareholder Communication. A copy of the Policy on Shareholder Communications with the Board of Directors is posted on the Company’s website at www.rmcf.com.

AUDIT COMMITTEE REPORT
     Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be, or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the independent registered public accounting firm included in the report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Oversight Board (United States) or that the Company’s independent registered public accounting firm is in fact “independent.”
     In this context, the Audit Committee has met and held discussions separately with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.
     The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee discussed with the independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
     Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 28, 2007 filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Company’s Board of Directors,
Lee N. Mortenson
Gerald A. Kien
Fred M. Trainor
NOMINATING COMMITTEE REPORT
     The nominating committee of the Company’s Board of Directors (the “Nominating Committee”) consists of three non-employee directors, Lee N. Mortenson, Gerald A. Kien and Fred M. Trainor, each of whom has been determined to be “independent” as that term is defined in Nasdaq Rule 4200. The Nominating Committee operates under a written charter adopted by the Board of Directors.
     The purposes of the Nominating Committee are: (i) to assist the Board of Directors in identifying individuals qualified to become members of the Board of Directors; and (ii) to approve and recommend to the Board of Directors qualified director candidates.
     The Nominating Committee will consider director candidates recommended by shareholders when such recommendation is made in writing (i) delivered pursuant to the Company’s Policy on Shareholder Communications with the Board of Directors; (ii) received by a date no later than the 120th calendar day before the anniversary of the mailing date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting; and (iii) signed by one or more shareholders that beneficially owned 5% or more of the Company’s voting Common Stock for at least one year as of the date the recommendation is made.
     In determining whether an individual is qualified to serve on the Company’s Board of Directors, whether recommended by the by the Nominating Committee or by the shareholders, the Nominating Committee considers relevant factors, including, but not limited to, an individual’s independence, knowledge, skill, training, experience and willingness to serve on the Board of Directors.
     Each nominee for director identified above is a director standing for re-election.
     Submitted by the Nominating Committee of the Company’s Board of Directors,
Lee N. Mortenson
Gerald A. Kien
Fred M. Trainor
COMPENSATION COMMITTEE REPORT
     The Compensation Committee is responsible for administering the compensation program for executive officers of the Company and making all related decisions. In fulfilling its responsibilities, the Compensation Committee reviewed and discussed with management the Company’s Compensation Disclosure and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Company’s Compensation Disclosure and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007 and this Proxy Statement.
Submitted by the Compensation Committee of the Company’s Board of Directors:
Lee N. Mortenson
Gerald A. Kien
Fred M. Trainor
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Objectives of Our Compensation Programs
     The goals of the Company’s compensation program for its named executive officers are to ensure that a strong relationship exists between executive compensation and the creation of shareholder value, and that executive officers are strongly motivated and retained. The Company seeks to create a direct relationship between the level of total executive officer compensation and the Company’s success in meeting its annual performance goals as represented by its annual business plan. The Company also seeks to reward equitably the relative contribution and job performance of individual executive officers.
     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As the Company’s management team meets or exceeds the performance goals approved by the Compensation Committee, which focus on aggressive growth on a year-over-year basis, resulting in increased value to shareholders, the executives are rewarded commensurately. The Company believes that given the strong link between pay and performance, the amount of compensation for its executive officers is inherently limited by their ability to grow the Company because of the type and size of the Company’s business and its profitability. The Committee believes that compensation levels during 2007 adequately reflect the Company’s compensation goals and policies.
How We Set Compensation
     The Company sets compensation for its named executive officers as a team based on the overall performance of the Company according to its business plan. The Board typically meets in December of each year to establish the Company’s business plan for the following fiscal year. The Compensation Committee typically meets again following fiscal year-end when the results are completed to approve payment of bonuses and/or salary increases based on the prior fiscal year’s performance and to approve compensation for the current fiscal year. Mr. Crail, the Company’s Chairman of the Board and President, and Mr. Merryman, the Company’s Chief Operating Officer and Chief Financial Officer, generally make recommendations to the Compensation Committee regarding both payout amounts for the prior fiscal year and compensation amounts for the current fiscal year for all the named executive officers, including themselves.
     The Compensation Committee has complete discretion to pay compensation even if performance does not meet established performance goals or to otherwise reduce or increase the size of any award or payout, including a decrease to zero, and may also do so based on performance other than the established performance goals. The Compensation Committee has complete discretion to recognize individual performance.
     The Company has no policy on adjusting or recovering awards or payments if the Company restates or otherwise adjusts the relevant company performance measures in a manner that would reduce the size of an award or payment.
     At the beginning of fiscal year 2007 the Compensation Committee and Mr. Crail determined that Mr. Crail’s base compensation would not be increased at the beginning of the year. A performance incentive was implemented so that Mr. Crail’s base salary would be increased retroactively if a certain target was met during the year. Specifically, the Compensation Committee determined that in the event the Company achieved 100% of budgeted net income (which budgeted number was 17% higher than the prior year’s net income), Mr. Crail would receive an additional 10% salary increase which would be applied retroactively and paid at the end of fiscal 2007. The net income target was achieved; therefore, Mr. Crail’s compensation was accordingly increased.
Elements of Compensation
     The principal elements of the compensation program for the Company’s named executive officers are base salary, performance-based annual bonuses and long-term incentive compensation in the form of options granted under the 2004 Plan.
     Base Salary and Benefits. The Company pays base salary primarily to provide a base level of income to the named executive offers and to encourage their continued service to the Company. Annual salaries for the Company’s executive officers are generally reviewed annually and the Compensation Committee evaluates potential base salary increases based on a number of objective and subjective factors. Salary decisions are based primarily on the Compensation Committee’s subjective analysis of the factors contributing to the Company’s success and of the executive’s individual contributions to that success. In addition, in the event that the Company hired a new key executive at a higher base salary, the Compensation Committee would evaluate the base salaries of the other executives and consider adjusting them for parity.
     For fiscal year 2007 the Compensation Committee approved a 10% salary increase for all named executive officers retroactive to the beginning of fiscal year 2007 if the Company achieved net income of $4,805,000 for fiscal year 2007, with the retroactive portion of the salary increase for fiscal year 2007 to be paid in a lump sum after year-end when the Compensation Committee determines that the performance goal was met. In May 2007 the Compensation Committee determined to award these retroactive salary increases to the named executive officers even though the Company had actual net income for fiscal year 2007 of $4,745,000, which fell slightly short of the applicable performance goal.
     Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms and conditions as our other salaried employees. Other elements of compensation for the Company’s named executive officers are participation in company-wide life insurance, long-term disability insurance, medical benefits and the ability to defer compensation pursuant to a 401(k) plan. The named executive officers also receive matching contributions by the Company under the Company’s 401(k) plans at a rate of 25% of 6% of base salary, which is the same benefit available to all salaried employees.
     Performance-Based Annual Incentive Bonuses. Cash bonuses based on the Company’s performance are awarded to the executive officers under an incentive compensation plan. Under the plan which served as the basis for bonuses paid for fiscal year 2007, executive officers received awards pursuant to which they could earn a bonus calculated as a percentage of their base pay based on the Company’s achievement of targeted levels of fiscal year 2007 net income of $4,805,000, including the effect of the bonus accrual. Additional bonuses may be awarded at the discretion of the Compensation Committee in recognition of special accomplishments. Whether the executive officers’ total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company’s performance.
     For fiscal year 2007, the named executive officers would be eligible to earn a portion of their target bonus award if the Company achieved net income, net of the applicable bonus amount accrual, at or above threshold level. The incentive compensation bonus award target amounts are set forth below as a percentage of each named executive officer’s fiscal year 2007 annual salary. For fiscal year 2007, the Compensation Committee established a threshold level performance at 75% of the target level, at which point the named executive officers would receive 50% of their target bonus amounts. If the Company achieved net income for fiscal year 2007 below this threshold level, the named executive officers would receive zero bonus. For performance between the threshold and target levels, or above the target level, the executive officers would be entitled to a bonus payment calculated based on the ratio between actual performance and the target performance.
     For fiscal year 2007, the Company would have failed to achieve net income at the targeted level of performance including the effect of the applicable bonus accrual. In light of this result, Mr. Crail elected to receive no bonus payment for fiscal year 2007 in the interest of Company and its shareholders. The Compensation Committee determined to make bonus payments to the remaining executive officers as set forth below, calculated as a percentage of the target bonus amount. Factoring in the effect of these bonus payments, the Company achieved net income for fiscal year 2007 at 99% of the targeted level. In addition, based on a recommendation from Mr. Crail and Mr. Merryman, the Compensation Committee determined to pay to Mr. Dudley an additional amount of bonus to reward his superb performance in increasing sales outside of franchises above the planned level of increase, which is reflected in the actual bonus paid shown below. The total aggregate amount of these bonuses paid to the named executive officers was $214,000.

	Fiscal Year 2007
	Annual Incentive	Actual Bonus Paid for
	Target Bonus Amount	Fiscal Year 2007
	as a Percentage of	as a Percentage	Fiscal Year 2007
Name of Executive Officer	Annual Base Salary	of Target Bonus Amount	Base Salary
Franklin E. Crail, Chairman of the Board, Chief Executive Officer and President	50%	-0-	$264,000

Bryan J. Merryman, Chief Operating Officer, Chief Financial Officer and Director	45%	77.2%	$230,000

Gregory L. Pope Sr. Vice President – Franchise Support and Development	40%	77.1%	$169,000

Edward L. Dudley, Sr. Vice President – Sales and Marketing	35%	85.7%	$173,000

Jay B. Haws Vice President – Creative Services	25%	75.8%	$158,000
     Long-Term Incentive Compensation. Awards of stock options strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of its shareholders. The Compensation Committee considers on an annual basis the grant of options to executive officers and key managers under the 2004 Plan. The number of options granted is generally based upon the position held by a participant and the Compensation Committee’s subjective evaluation of such participant’s contribution to the Company’s future growth and profitability. The grant of options is an annual determination, but the Compensation Committee may consider the size of past awards and the total amounts outstanding in making such a determination. Stock options are granted with an exercise price equal to or greater than the current market price of the Company’s stock and will have value only if the Company’s stock price increases, resulting in a commensurate benefit for the Company’s shareholders.
     There were no stock options awarded to executive officers or others in fiscal 2007. The Company terminated use of stock options upon its adoption of Statement of Financial Accounting Standards No. 123 (revised 2004) in fiscal year 2006 because it believed that the expense associated with stock options outweighs their incentive value. To create a long-term incentive in lieu of additional stock option grants the Compensation Committee granted stock options before the Company adopted FAS 123R that were fully vested at grant, but with an exercise prices significantly in excess of the then-current per share price of the Company’s stock (e.g., at 20%, 40%, etc. over the then-current stock price) so that the stock options would only have value recognizable by the option holders as the Company’s stock price increases over time to exceed these exercise prices. In making these awards, the Compensation

Committee looked primarily at the number of shares for each executive and the potential dilutive effect on the Company, rather than at the potential value of those shares. Options presently held by current executive officers and directors under the Company’s option plans cover a total of 296,150 shares, and all of these options are vested and exercisable. The Company accelerated vesting on all outstanding stock options in advance of adopting FAS 123R.
     If the Company’s shareholders approve the Company’s proposed new 2007 Equity Incentive Plan, which is included as Proposal 2 in this Proxy Statement, the Company intends to begin using other forms of equity compensation for its named executive officers, such as restricted stock awards.
Change-in-Control Severance Payments
     The Company entered into employment agreements with certain executives of the Company which contain, among other things, change in control severance provisions, at a time when the Company was facing a potentially hostile takeover attempt to protect interests of the executive team and keep them focused on the Company’s business. These potential payments are discussed further below.
Summary Compensation Table for Fiscal Year 2007
     The following table sets forth certain information with respect to annual compensation for the years indicated for the Company’s Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers of the Company who met the minimum compensation threshold of $100,000 for inclusion in the table during the fiscal year ended February 28, 2007.

			Non-Equity
			Incentive Plan	All Other
	Salary	Bonus	Compensation	Compensation	Total
Name and Principal Position	($)	($)	($)	($)	($)
Franklin E. Crail, Chairman of the Board, Chief Executive Officer and President	$264,000	-0-	-0-	$13,454 (1)	$277,454

Bryan J. Merryman, Chief Operating Officer, Chief Financial Officer and Director	$230,000	-0-	$80,000	-0-	$310,000

Edward L. Dudley, Sr. Vice President – Sales and Marketing	$173,000	$5,250	$46,750	-0-	$225,000

Gregory L. Pope Sr. Vice President – Franchise Support and Development	$169,000	-0-	$52,000	-0-	$221,000

Jay B. Haws Vice President – Creative Services	$158,000	-0-	$30,000	-0-	$188,000

(1)	Includes $13,454 for life insurance premiums paid by the Company.

Grants of Plan-Based Awards Table for Fiscal Year 2007
The following table provides information regarding grants of plan-based awards for each of the Company’s named executive officers for 2007.

		Estimated Possible Payouts Under
		Non-Equity Incentive Plan Awards
		Threshold	Target	Maximum
Name	Type of Award	($)	($)	($)
Franklin E. Crail	Annual Incentive Bonus	$65,976	$131,952	N/A

Bryan J. Merryman	Annual Incentive Bonus	$51,821	$103,642	N/A

Edward L. Dudley	Annual Incentive Bonus	$30,349	$60,698	N/A

Gregory L. Pope	Annual Incentive Bonus	$33,723	$67,466	N/A

Jay B. Haws	Annual Incentive Bonus	$19,793	$39,586	N/A
Outstanding Equity Awards at 2007 Fiscal Year-End Table
The following table provides information regarding the number and estimated value of outstanding stock options and unvested stock awards held by each of the Company’s named executive officers at 2007 fiscal year-end.

		Option Awards
		Number of Securities Underlying Unexercised Options (#)
				Option Exercise
	Grant			Price	Option Expiration
Name	Date	Exercisable	Unexercisable	($)	Date
Franklin E. Crail, Chairman of the Board, Chief Executive Officer and President		-0-	-0-	-0-	-0-

Bryan J. Merryman, Chief Operating Officer, Chief Financial Officer and Director 2004 Plan	6/18/2004	33,600	-0-	$7.78	6/18/2014
2004 Plan	2/21/2006	2,300	-0-	$15.84	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$17.28	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$18.72	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$20.16	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$21.60	2/21/2016

Edward L. Dudley, Sr. Vice President – Sales and Marketing 1995 Plan	3/1/2001	6,160	-0-	$1.60	3/1/2011
1995 Plan	3/1/2002	11,550	-0-	$3.94	3/1/2012
2004 Plan	6/18/2004	21,000	-0-	$7.78	6/18/2014
2004 Plan	2/21/2006	2,300	-0-	$15.84	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$17.28	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$18.72	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$20.16	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$21.60	2/21/2016

		Option Awards
		Number of Securities Underlying Unexercised Options (#)
				Option Exercise
	Grant			Price	Option Expiration
Name	Date	Exercisable	Unexercisable	($)	Date
Gregory L. Pope Sr. Vice President – Franchise Support and Development 1995 Plan	6/18/2001	6,075	-0-	$3.18	6/18/2011
1995 Plan	5/23/2003	17,325	-0-	$3.46	5/23/2013
1995 Plan	3/1/2002	23,100	-0-	$3.94	3/01/2012
2004 Plan	6/18/2004	42,000	-0-	$7.78	6/18/2014
2004 Plan	2/21/2006	2,300	-0-	$15.84	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$17.28	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$18.72	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$20.16	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$21.60	2/21/2016

Jay B. Haws Vice President – Creative Services 2004 Plan	6/18/2004	21,000	-0-	$7.78	6/18/2014
2004 Plan	2/21/2006	2,300	-0-	$15.84	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$17.28	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$18.72	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$20.16	2/21/2016
2004 Plan	2/21/2006	2,300	-0-	$21.60	2/21/2016
Option Exercises and Stock Vested Table for Fiscal Year 2007
The following table provides information regarding stock option exercises for each of the Company’s named executive officers during 2007.

	Option Awards
	Number of
	Shares Acquired	Value Realized
	on Exercise	Upon Exercise
Name of Executive Officer	(#)	($)
Franklin E. Crail, Chairman of the Board, Chief Executive Officer and President	-0-	-0-

Bryan J. Merryman, Chief Operating Officer, Chief Financial Officer and Director	15,400	$165,976

Edward L. Dudley, Sr. Vice President – Sales and Marketing	2,960	$38,369

Gregory L. Pope Sr. Vice President – Franchise Support and Development	32,965	$379,808

Jay B. Haws Vice President – Creative Services	-0-	-0-
Potential Payments on Termination or Change in Control
     We have arrangements with each of our named executive officers providing for post-employment payments under certain conditions, as described below.
          Employment Agreements. The Company has entered into employment agreements with certain executives of the Company which contain, among other things, “change in control” severance provisions. Specifically, the Company has entered into employment agreements with Franklin E. Crail, Edward L. Dudley, Jay B. Haws and Bryan J. Merryman. The employment agreements generally provide that, if the Company terminates the executive’s employment under circumstances constituting a triggering termination during a specified period preceding a change in control of the Company, or if the executive or the Company terminates the executive’s employment under circumstances constituting a triggering termination during a specified period after a change in control, the executive will be entitled to receive, among other benefits, 2.99 times the sum of (i) the executive’s annual salary and (ii) the lesser of (a) two times the bonus that would be payable to the executive for the bonus period in which the change in control occurred and (b) 25% of the executive’s annual salary. The executive will also receive an additional payment of $18,000, which represents the estimated cost to the executive of obtaining accident, health, dental, disability and life insurance coverage for the 18-month period following the expiration of COBRA coverage. A triggering termination also includes a voluntary termination by the executive within five business days before an anticipated change in control with the concurrence of two concurring persons that the change in control is likely to occur during such five-business day period. In such event, the executive must agree to continue to work on an at-will basis, without compensation, until the change in control occurs. If the change in control does not occur within ten business days, the executive must refund the severance payment to the Company.
     Assuming the applicable triggering event took place on February 28, 2007, the named executive officers would have been eligible for payments set forth in the following table. These payments are estimates. If a specific triggering event had actually occurred, the named executive officer would only receive the payments that applied to that specific triggering event. These payments would come from us if the triggering event occurred before a change in control and from the successor company if after a change in control.

	Change in Control	Payment for Insurance
	Severance Payment	Coverage
Name of Executive Officer	($)(1)	($)
Franklin E. Crail, Chairman of the Board, Chief Executive Officer and President	$896,675	$18,000

Bryan J. Merryman, Chief Operating Officer, Chief Financial Officer and Director	$782,550	$18,000

Edward L. Dudley, Sr. Vice President – Sales and Marketing	$589,243	$18,000

Jay B. Haws Vice President – Creative Services	$538,006	$18,000

(1)	These amounts are based on 2.99% times 125% of each executive’s salary in place during fiscal year 2007 and do not reflect the retroactive 10% salary increase applied after year-end.
DIRECTOR COMPENSATION
     Directors of the Company do not receive any compensation for serving on the Board. Compensation committee members are paid quarterly, $750 each for committee members and $1,500 for the committee chairman. Audit committee members are paid quarterly, $500 each for committee members and $1,500 for the committee chairman. Additionally, audit committee members receive $250 for each meeting held by phone and $500 for each meeting held in person. Also, an audit committee member attending all of the audit meetings for any fiscal year will receive a $1,000 bonus for that year. Directors who are not also officers or employees of the Company are entitled to receive stock option awards under the 1990 Director’s Plan and the 2000 Director’s Plan.
     The 2000 Director’s Plan provides for automatic grants of nonqualified stock options covering a maximum of 266,400 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company. The 2000 Director’s Plan provides that, during the term of the 2000 Director’s Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 30,800 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each year following adoption of the 2000 Director’s Plan, on a date established by the Compensation Committee, during the term of the 2000 Director’s Plan, options to purchase 3,080 shares of Common Stock shall be granted automatically to each nonemployee director, if any, who is serving the Company as a director on such date. Each nonemployee director’s option may be exercised in full beginning on the vesting date as determined by the Compensation Committee and ending five years after such vesting date, unless the option expires sooner due to termination of service or death.

Director Summary Compensation Table for Fiscal Year 2007
     The following table sets forth information regarding compensation of the Company’s nonemployee directors for 2007, which consisted of cash compensation and stock option awards, including amounts associated with serving and/or chairing Board committees. Each of these components is described in more detail above.

	Fees Earned or
	Paid in Cash	Total
Name	($)	($)
Lee N. Mortenson	$14,500	$14,500
Gerald A. Kien	$7,500	$7,500
Fred M. Trainor	$6,000	$6,000
Clyde Wm. Engle	$0	$0
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee of the Company’s Board of Directors consists of Lee N. Mortenson, Fred M. Trainor and Gerald A. Kien. None of the foregoing persons is or has been an officer of the Company.
POLICIES AND PROCEDURES FOR APPROVING TRANSACTIONS WITH RELATED PERSONS
     The independent members of the Board of Directors have the responsibility to review and approve related person transactions, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance, but the Board of Directors has not adopted a written policy or procedures governing its approval of transactions with related persons.
16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     The Company has no knowledge that any person who was a director, executive officer or 10% shareholder (a “Reporting Person”) at any time during fiscal 2007 failed to file, or was late in filing, any Form 3, 4 or 5. In making these disclosures, the Company has relied solely on written representations of its Reporting Persons, including certain written representations from Reporting Persons, that Forms 5 were not required, and on the reports filed by such Reporting Persons with the Securities and Exchange Commission.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Ehrhardt Keefe Steiner & Hottman (EKS&H) was the independent registered public accounting firm for the Company for the year ended February 28, 2007. It is expected that representatives of EKS&H will be present at the Annual Meeting to make any statement they desire and to respond to appropriate questions.
     Ehrhardt Keefe Steiner & Hottman has been appointed as independent registered public accounting firm for the Company for the fiscal year ending February 28, 2008. Shareholders are not being asked to ratify the appointment.
     PRINCIPAL ACCOUNTANT AUDIT FEES AND SERVICES
     For the fiscal years ended February 28, 2007 and 2006, EKS&H, our independent registered public accounting firm, billed the approximate fees as follows:

	2007	2006
Audit fees	$158,336	$80,126
Audit-related fees(1)	$16,200	$36,184
Tax fees(2)	$25,548	$21,903
All other fees(3)	$0	$0

(1)	Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefit plans, and additional compliance procedures related to performance of the review or audit of the Company’s financial statements, and accounting consultations about the application of GAAP to proposed transactions. These services support the evaluation of the effectiveness of internal controls.

(2)	Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning services.

(3)	No fees of this category were incurred.
     The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services to be provided by the independent auditor. Such policy requires that all audit and permissible non-audit services to be provided by the independent auditor must be submitted to the Audit Committee for approval at a meeting of the Audit Committee or by unanimous written consent of the Audit Committee in lieu of a meeting. The Audit Committee has determined that the provision of the services listed above is compatible with maintaining the principal accountant’s independence, and has approved the same.
     DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS
     Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2008 proxy solicitation materials must submit the proposal to the Company at the address below on or before February 28, 2008. Any shareholder of the Company wishing to have a proposal brought before the meeting, but not considered for inclusion in the company’s 2008 proxy solicitation materials as described above, must submit the proposal to the Company at the address below on or before June 3, 2008, and the proxy holders will have discretionary authority granted by the proxies to vote on these proposals. All shareholder proposals must comply with the procedures outlined in the Company’s Bylaws and in SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals must be submitted in writing to the Secretary of the Company at the principal executive offices of the Company at 265 Turner Drive, Durango, Colorado 81303. A copy of the Company’s Bylaws is available under Corporate Governance on the Investor Relations page of the Company’s website at www.rmcf.com.
ANNUAL REPORT TO SHAREHOLDERS
     The Company’s 2007 Annual Report to Shareholders, which consists of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007, is being mailed to shareholders with this Proxy Statement. Shareholders may request to receive an additional copy of the Company’s Annual Report at no charge by writing to the Secretary of the Company at the principal executive offices of the Company at 265 Turner Drive, Durango, Colorado 81303.
HOUSEHOLDING
     Each shareholder of record will receive a separate set of voting materials. If you share an address with another shareholder and have received multiple copies of our proxy materials, you may request delivery of a single copy of these materials in writing to the Secretary of the Company at the principal executive offices of the Company at 265 Turner Drive, Durango, Colorado 81303. If you share an address with another shareholder and have previously requested to receive a single copy of our proxy materials, you may receive only one set of proxy materials (including our annual report to shareholders and proxy statement). If you wish to receive a separate set of proxy materials now or in the future, you may write to us at the above address to request a separate copy of these materials.

OTHER MATTERS AT THE MEETING
     As of the date of this Proxy Statement, management knows of no matters not described herein to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interest of the Company.
SHAREHOLDERS ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By Order of the Board of Directors

/s/ Bryan J. Merryman

Bryan J. Merryman
Chief Operating Officer/Chief Financial Officer

June 28, 2007

APPENDIX A
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
2007 EQUITY INCENTIVE PLAN
SECTION 1. PURPOSE
The purpose of the Rocky Mountain Chocolate Factory, Inc. 2007 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.
SECTION 2. DEFINITIONS
Certain capitalized terms used in the Plan have the meanings set forth in Appendix 1.
SECTION 3. ADMINISTRATION
3.1 Administration of the Plan
The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.
3.2 Administration and Interpretation by Committee
(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
(b) In no event, however, shall the Committee have the right, without stockholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.
(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.
(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.
SECTION 4. SHARES SUBJECT TO THE PLAN
4.1 Authorized Number of Shares
Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:
(a) 300,000 shares; plus
(b) any authorized shares (i) not issued or subject to outstanding awards under the Company’s 2004 Stock Option Plan (the “2004 Plan”) on the Effective Date and (ii) any shares subject to outstanding awards under the 2004 Plan, the Company’s 1995 Stock Option Plan and the Company’s Nonqualified Stock Option Plan for Nonemployee Directors (together, the “Prior Plans”) on the Effective Date that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares), up to an aggregate maximum of 403,296 shares, subject to adjustment from time to time as provided in Section 15.1, which shares shall cease, as of such date, to be available for grant and issuance under the Prior Plans, but shall be available for issuance under the Plan.
Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Share Usage
(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.
(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.
(d) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.
4.3 Limitations
Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan other than Awards of Options or Stock Appreciation Rights that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement or Disability) shall not exceed 50% of the aggregate number of shares specified in Section 4.1.

SECTION 5. ELIGIBILITY
An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
SECTION 6. AWARDS
6.1 Form, Grant and Settlement of Awards
The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.
6.2 Evidence of Awards
Awards granted under the Plan shall be evidenced by a written, including an electronic, notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.
6.3 Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.
6.4 Dividends and Distributions
Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.
SECTION 7. OPTIONS
7.1 Grant of Options
The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price
The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee, in its sole discretion, may establish an exercise price that is equal to the average of 100% of the Fair Market Value over a period of trading days not to exceed 30 days from the Grant Date.
7.3 Term of Options
Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of a Nonqualified Stock Option shall be as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.
7.4 Exercise of Options
The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.
7.5 Payment of Exercise Price
The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:
(a) cash, check or wire transfer;
(b) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock that on the day prior to the exercise date have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option owned by the Participant for at least six months (or any other period necessary to avoid adverse accounting consequences to the Company);
(c) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or
(d) such other consideration as the Committee may permit.

7.6 Effect of Termination of Service
The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.
SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS
Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.
SECTION 9. STOCK APPRECIATION RIGHTS
9.1 Grant of Stock Appreciation Rights
The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.
9.2 Payment of SAR Amount
Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.
SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS
10.1 Grant of Stock Awards, Restricted Stock and Stock Units
The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2 Vesting of Restricted Stock and Stock Units
Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.
10.3 Waiver of Restrictions
Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
SECTION 11. PERFORMANCE AWARDS
11.1 Performance Shares
The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
11.2 Performance Units
The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
SECTION 12. OTHER STOCK OR CASH-BASED AWARDS
Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING
The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.
The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months, if such limitations are necessary to avoid adverse accounting consequences to the Company.
SECTION 14. ASSIGNABILITY
No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.
SECTION 15. ADJUSTMENTS
15.1 Adjustment of Shares
In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.
Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.
15.2 Dissolution or Liquidation
To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.
15.3 Company Transaction; Change in Control

15.3.1	Effect of a Company Transaction That Is Not a Change in Control or a Related Party Transaction
Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Company Transaction that is not (a) a Change in Control or (b) a Related Party Transaction:
(i) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction and shall terminate effective at the effective time of the Company Transaction, if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.
For the purposes of this Section 15.3.1, an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.
(ii) All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(iii) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Award.
15.3.2 Effect of a Change in Control
Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:
(a) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;
(b) any restrictions and deferral limitations applicable to any Restricted Stock or Stock Units shall lapse, and such Restricted Stock or Stock Units shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;
(c) all Performance Shares and Performance Units shall be considered to be earned at the target level and payable in full, any deferral or other restriction shall lapse and such Performance Shares and Performance Units shall be immediately settled or distributed; and
(d) any restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.
15.3.3 Change in Control Cash-Out
Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Change in Control Exercise Period”), if the Committee shall so determine at, or at any time after, the time of grant, a Participant holding an Option, SAR, Restricted Stock Unit or Performance Share, shall have the right, whether or not the Award is fully vested and/or exercisable and without regard to any deferral or other restriction and in lieu of the payment of the purchase price for the shares of Common Stock being purchased under an Option, to elect by giving notice to the Company within the Change in Control Exercise Period to surrender all or part of the Award to the Company and to receive cash, within 30 days of such notice:
(a) for an Option or SAR, in an amount equal to the amount by which the Acquisition Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option, or the grant price per share of Common Stock under the SAR; and
(b) for a Restricted Stock Unit or Performance Share, in an amount equal to the Acquisition Price per share of Common Stock under the Restricted Stock or Performance Share, multiplied by the number of shares of Common Stock granted under the Award as to which the right granted under this Section 15.3.3 shall have been exercised.

15.4 Further Adjustment of Awards
Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.
15.5 No Limitations
The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
15.6 Fractional Shares
In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.
SECTION 16. CODE SECTION 162(m) PROVISIONS
Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.
16.1 Performance Criteria
If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings before income taxes, depreciation and amortization; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics; same store sales; same store pounds purchased (together, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

16.2 Adjustment of Awards
Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.
16.3 Limitations
Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 100,000 shares of Common Stock for such Award, except that the Company may make additional onetime grants of such Awards for up to 100,000 shares to newly hired individuals, and the maximum dollar value payable with respect to Performance Units subject to this Section 16 granted to any Covered Employee in any one calendar year is $1,600,000.
The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
SECTION 17. AMENDMENT AND TERMINATION
17.1 Amendment, Suspension or Termination
The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.
17.2 Term of the Plan
Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval by the stockholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.
17.3 Consent of Participant
The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL
18.1 No Individual Rights
No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.
Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.
18.2 Issuance of Shares
Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.
As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.
To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
18.3 Indemnification
Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.
18.4 No Rights as a Stockholder
Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.
18.5 Compliance With Laws and Regulations
In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.
18.6 Participants in Other Countries or Jurisdictions
Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7 No Trust or Fund
The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
18.8 Successors
All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.
18.9 Severability
If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
18.10 Choice of Law
The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Colorado without giving effect to principles of conflicts of law.
18.11 Legal Requirements
The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
SECTION 20. EFFECTIVE DATE
The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX 1
DEFINITIONS
As used in the Plan,
“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.
“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.
“Board” means the Board of Directors of the Company.
“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.
“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted, means the happening of any of the following events:
(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) a Related Party Transaction; or
(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board.
“Change in Control Exercise Period” has the meaning set forth in Section 15.3.3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.
“Common Stock” means the common stock, par value $0.03, of the Company.
“Company” means Rocky Mountain Chocolate Factory, Inc., a Colorado corporation.
“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:
(a) a merger or consolidation of the Company with or into any other company or other entity;
(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities; or
(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.
Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.
“Compensation Committee” means the Compensation Committee of the Board.
“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.
“Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.
“Effective Date” has the meaning set forth in Section 20.
“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.
“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” means the average of the high and low trading prices for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.
“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.
“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.
“Option” means a right to purchase Common Stock granted under Section 7.
“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.
“Participant” means any Eligible Person to whom an Award is granted.
“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.
“Performance Criteria” has the meaning set forth in Section 16.1.
“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.
“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.
“Plan” means Rocky Mountain Chocolate Factory, Inc. 2007 Equity Incentive Plan.
“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.
“Related Party Transaction” means a Company Transaction pursuant to which:
(a) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;
(b) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, such Parent Company) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and
(c) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor

Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, of the Parent Company).
“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.
“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.
“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.
“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.
“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.
“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.
“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.
“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
SUMMARY PAGE

Date of Board		Section/Effect	Date of Stockholder
Action	Action	of Amendment	Approval
June 27, 2007	Initial Plan Adoption		August 17, 2007

Proxy - Rocky Mountain Chocolate Factory, Inc.
Meeting Details
265 Turner Drive
Durango, Colorado 81303
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints FRANKLIN E. CRAIL and VIRGINIA M. PEREZ, and each of them, as the undersigned’s attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of Common Stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the “Company”) held of record by the undersigned on June 28, 2007, at the annual meeting of shareholders to be held on August 17, 2007 or any adjournment thereof.
Please mark boxes in black ink.
This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR ELECTION AS DIRECTORS.
(Continued and to be voted on reverse side.)

Rocky Mountain Chocolate Factory, Inc.
     ☐ Mark this box with an X if you have made changes to your name or address details below.
Use a black pen. Print in
CAPITAL letters inside the grey            A B C 1 2 3 X
areas as shown in this example.
Annual Meeting Proxy Card
1.	Election of Directors
FOR all nominees listed below (except as marked to the contrary below)
WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee’s name or write a zero (“0”) in the space following his name below. To exercise cumulative voting by casting two or more votes per share for any individual nominee(s), write the number of votes cast for the nominee in the space following his name. Each share of common stock is entitled to six votes, in the aggregate.)

	For	Withhold	Number of Votes

01 — Franklin E. Crail	☐	☐

02 — Lee N. Mortenson	☐	☐

03 — Bryan J. Merryman	☐	☐

04 — Fred M. Trainor	☐	☐

05 — Gerald A. Kien	☐	☐

06 — Clyde Wm. Engle	☐	☐

2.	Proposal to Approve the Company’s 2007 Equity Incentive Plan

For	Against	Abstain

☐	☐	☐
3.	Issues
Each of the above-named attorneys and proxies (or his or her substitute) is authorized to vote in his or her discretion upon such other business as may properly come before the meeting or any adjournment thereof.
4.	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)
		/	/
1 U P X